Exhibit 8(o)(4)

Amendment No. 14 to Participation Agreement 5-1-2016 (Dreyfus)

AMENDMENT NO. 14 TO THE

FUND PARTICIPATION AGREEMENT

This Amendment is to the Fund Participation Agreement dated May 1, 2001, as amended, (“Agreement”) between Transamerica Life Insurance Company, Transamerica Premier Life Insurance Company (formerly, “Monumental Life Insurance Company”), Transamerica Financial Life Insurance Company (each, “Insurance Company”), on behalf of themselves and on behalf of the Separate Accounts listed on Exhibit A of the Agreement, Dreyfus Variable Investment Fund, Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc. and the Dreyfus Stock Index Fund, Inc. (each as the “Fund”). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, Monumental Life Insurance Company has changed its name to “Transamerica Premier Life Insurance Company”; and

WHEREAS, the Money Market Portfolio of Dreyfus Variable Investment Fund will be changing its name to the “Government Money Market Portfolio”, effective May 1, 2016;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Any reference to Monumental Life Insurance Company in the Agreement is hereby deleted in its entirety and replaced with Transamerica Premier Life Insurance Company.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the attached Exhibit A.

3.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

4.	Except as otherwise specifically provided for herein, the Agreement shall remain in full force and effect.

5.	The effective date of this Amendment shall be May 1, 2016.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

SIGNATURES FOLLOW ON NEXT PAGE

Amendment No. 14 to Fund Participation Agreement

May 1, 2016

Signatures

TRANSAMERICA LIFE INSURANCE COMPANY By: /s/ John T Mallett Name: John Mallett Title: Vice President Date: 5-2-16	TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY By: /s/ John T Mallett Name: John Mallett Title: Vice President Date: 5-2-16
TRANSAMERICA PREMIER LIFE INSURANCE COMPANY By: /s/ John T Mallett Name: John Mallett Title: Vice President Date: 5-2-16	ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT By: /s/ Bradley J, Skapyak Name: Bradley J. Skapyak Title: President Date: 5/11/16

EXHIBIT A

Revised May 1, 2016

SEPARATE ACCOUNTS:

Transamerica Life Insurance Company

Retirement Builder Variable Annuity Account

Separate Account VA-2L

PFL Corporate Account One

Separate Account VA-6

Separate Account VA-7

Separate Account VA-8

Separate Account VUL-A

Separate Account VUL-1

Separate Account VUL-2

Separate Account VUL-4

Separate Account VUL-5

Separate Account VUL-6

Separate Account VA Z

Transamerica Financial Life Insurance Company

Separate Account VA-2LNY

Separate Account VA-6NY

TFLIC Separate Account C

TFLIC Separate Account VNY

Separate Account VA GNY

TFLIC Separate Account VA C

Transamerica Premier Life Insurance Company

Separate Account VA CC

FUNDS	SHARE CLASS

The Dreyfus Socially Responsible Growth Fund, Inc.	Initial and Service

Dreyfus Investment Portfolios
Core Value Portfolio	Initial and Service
MidCap Stock Portfolio	Initial and Service
Small Cap Stock Index Portfolio	Service
Technology Growth Portfolio	Initial and Service

Dreyfus Variable Investment Fund
Appreciation Portfolio	Initial and Service
Government Money Market Portfolio
Growth and Income Portfolio	Initial and Service
International Equity Portfolio	Initial and Service
International Value Portfolio	Initial and Service
Opportunistic Small Cap Portfolio	Initial and Service
Quality Bond Portfolio	Initial and Service

Dreyfus Stock Index Fund, Inc.	Initial and Service